                               JOHN HANCOCK TRUST

                       AMENDMENT TO SUBADVISORY AGREEMENT

                MFC GLOBAL INVESTMENT MANAGEMENT (U.S.A.) LIMITED

     AMENDMENT made as of this ___ day of _____ 2007 to the Subadvisory Agreement dated May 1, 2003, as amended (the "Agreement"), between John Hancock Investment Management Services, LLC, a Delaware limited partnership (the "Adviser"), and MFC Global Investment Management (U.S.A.) Limited, a Canadian corporation (the "Subadviser"). In consideration of the mutual covenants contained herein, the parties agree as follows:

1.   CHANGE IN APPENDIX A

     Appendix A of the Agreement relating to compensation of the Subadviser is amended to add the following portfolios:

     Global Balanced Trust
     Lifecycle 2010 Trust
     Lifecycle 2015 Trust
     Lifecycle 2020 Trust
     Lifecycle 2025 Trust
     Lifecycle 2030 Trust
     Lifecycle 2035 Trust
     Lifecycle 2040 Trust
     Lifecycle 2045 Trust
     Lifecycle 2050 Trust
     Lifecycle Retirement Trust

2.   EFECTIVE DATE

     This Amendment shall become effective on the later to occur of: (i) approval of the Amendment by the Board of Trustees of John Hancock Trust and
(ii) execution of the Amendment.

         (THE REMAINDER OF THIS SPACE HAS BEEN INTENTIONALLY LEFT BLANK)

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed under seal by their duly authorized officers as of the date first mentioned above.

                                        JOHN HANCOCK INVESTMENT MANAGEMENT
                                        SERVICES, LLC


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:


                                        MFC GLOBAL INVESTMENT MANAGEMENT
                                        (U.S.A.) LIMITED


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                                   APPENDIX A

     The Subadviser shall serve as investment subadviser for the Portfolio of the Trust listed below. The Adviser will pay the Subadviser, as full compensation for all services provided under this Agreement with respect to the Portfolio, the fee computed separately for such Portfolio at an annual rate stated as a percentage of current net assets as follows (the "Subadviser Fee"):

                                                 BETWEEN
                                 FIRST      $250 MILLION AND    EXCESS OVER
PORTFOLIO                    $250 MILLION      $500 MILLION    $500 MILLION
---------                    ------------   ----------------   ------------
Global Balanced Trust

                                   FIRST            EXCESS OVER
PORTFOLIO                    [$_____ MILLION]    [$_____ MILLION]
---------                    ----------------    ----------------
Lifecycle 2010 Trust

                                   FIRST             EXCESS OVER
PORTFOLIO                    [$_____ MILLION]    [$_____ MILLION]
---------                    ----------------    ----------------
Lifecycle 2015 Trust

                                   FIRST            EXCESS OVER
PORTFOLIO                    [$_____ MILLION]    [$_____ MILLION]
---------                    ----------------    ----------------
Lifecycle 2020 Trust

                                   FIRST            EXCESS OVER
PORTFOLIO                    [$_____ MILLION]    [$_____ MILLION]
---------                    ----------------    ----------------
Lifecycle 2025 Trust

                                   FIRST            EXCESS OVER
PORTFOLIO                    [$_____ MILLION]    [$_____ MILLION]
---------                    ----------------    ----------------
Lifecycle 2030 Trust

                                   FIRST            EXCESS OVER
PORTFOLIO                    [$_____ MILLION]    [$_____ MILLION]
---------                    ----------------    ----------------
Lifecycle 2035 Trust

                                   FIRST            EXCESS OVER
PORTFOLIO                    [$_____ MILLION]    [$_____ MILLION]
---------                    ----------------    ----------------
Lifecycle 2040 Trust

                                   FIRST            EXCESS OVER
PORTFOLIO                    [$_____ MILLION]    [$_____ MILLION]
---------                    ----------------    ----------------
Lifecycle 2045 Trust

                                   FIRST            EXCESS OVER
PORTFOLIO                    [$_____ MILLION]    [$_____ MILLION]
---------                    ----------------    ----------------
Lifecycle 2050 Trust

                                   FIRST            EXCESS OVER
PORTFOLIO                    [$_____ MILLION]    [$_____ MILLION]
---------                    ----------------    ----------------
Lifecycle Retirement Trust

     For purposes of determining net assets, the net assets of each portfolio of the Trust are determined as of the close of business on the previous business day of the Trust.

     The Subadviser Fee for the Portfolio shall be accrued for each calendar day, and the sum of the daily fee accruals shall be paid monthly to the Subadviser within 30 calendar days of the end of each month. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the applicable annual fee rate, and multiplying this product by the net assets of the Portfolio. The Adviser shall provide Subadviser with such information as Subadviser may reasonably request supporting the calculation of the fees paid to it hereunder. Fees shall be paid either by wire transfer or check, as directed by Subadviser.

     If, with respect to the Portfolio, this Agreement becomes effective or terminates before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.